ABX Air, DHL Amend ACMI and Hub Services Agreements

Assessment of Today's DHL's Restructuring Announcement Will Delay ATSG's 10-Q Filing

WILMINGTON, Ohio - November 10, 2008 - Air Transport Services Group, Inc., (NASDAQ: ATSG) today reported that its wholly-owned subsidiary ABX Air had signed amendments to its principal commercial agreements with DHL Express to set fixed-dollar mark-up payments for the fourth quarter of 2008 and first quarter of 2009.

ATSG President and CEO Joe Hete also expressed disappointment regarding an announcement earlier today by DHL's parent company, Deutsche Post World Net, about the reduction in U.S. operations of its DHL Express business, and noted that ATSG's assessment of impact of those changes will cause a delay in filing its third-quarter 2008 financial results and Form 10-Q with the Securities and Exchange Commission.

Amendments to Commercial Agreements

The amendments modify ABX Air's current ACMI and Hub Services agreements with DHL to set mark-ups at levels comparable to those ABX Air earned in the same prior-year quarters. Additionally, DHL agreed not to contest ABX Air's claim for reimbursement of $2.2 million in legal and other costs for arbitration of certain overhead allocation issues. DHL will continue to reimburse ABX Air for all eligible costs it incurs on DHL's behalf. The agreements call for the parties to agree on mark-up payments for subsequent quarters prior to the start of each quarter.

Under the prior agreements, ABX Air earned mark-up revenues based on a percentage of eligible DHL-related expenses each quarter (excluding fuel and related costs not eligible for mark-up) as well revenues from reimbursement of all eligible DHL-related costs. In addition, ABX Air could earn, as percentages of eligible costs, incremental mark-up payments for achieving quarterly and annual cost goals, and annual service goals. Under the amended agreements, base and incremental mark-up amounts are determined prior to each quarter, and not calculated from expense levels for that quarter.

"The specific mark-ups will protect our margins from the decline in package volumes DHL has experienced since it announced its plan to restructure its U.S. business last May," Hete said. "They also will enable us to provide DHL with continued excellent service as it realigns its business and seeks to rapidly lower its costs, and at the same time allow us to generate a reasonable return for our shareholders."

As a result, in the fourth quarter of 2008 DHL will pay ABX Air $7.0 million in mark-ups under the modified ACMI agreement, and $4.5 million in mark-ups under the modified Hub Services agreement. Total mark-up payments to ABX Air will be $11.4 million for the fourth quarter, or six percent more than the $10.8 million in mark-ups that ABX Air earned in the fourth quarter of 2007.

For the first quarter of 2009, DHL will pay ABX Air $5.6 million, or $3.6 million in mark-ups under the modified ACMI agreement, and $2.0 million in mark-ups under the modified Hub Services agreement. First-quarter 2009 markup will include amounts for service and cost incentives that in prior years were recorded in the fourth quarter.

DHL also agreed to pay ABX Air incremental Hub Services mark-up for the second and third quarters of 2008. The amounts will be reflected in ATSG's financial results for the third quarter of 2008, when reported.

Under a separate settlement agreement, DHL agreed not to contest the reimbursement of $2.2 million to ABX Air for legal and other expenses from the arbitration of certain overhead cost allocation issues. ABX Air has agreed to be responsible for all additional costs it may incur related to the arbitration. The agreement also fixes ABX Air's portion of overhead expenses not subject to DHL reimbursement at $800,000 per quarter through the first quarter of 2009.

DHL Restructuring Announcement

In commenting on today's DHL restructuring announcement, Hete said that "DHL's decision to discontinue offering package delivery services between U.S. domestic points, to concentrate solely on international shipments, likely means that ABX Air's role as the principal provider of airlift and sorting services to DHL in the United States will continue through January 2009, and in a more limited capacity through at least mid-2009."

Hete added that DHL has not made any commitment to ABX Air about the number of ABX Air aircraft and employees it will require to operate its U.S. network after January 2009, nor about its intention to maintain operations at its national hub at the Wilmington Air Park.

"We intend to continue to provide excellent service to DHL customers, so long as our commercial agreements with DHL remain in effect," he said. "It is our understanding, however, that a substantial majority of our employees dedicated to DHL's domestic package network will not be required by DHL after January 2009."

Hete said that both employees and shareholders of ATSG will benefit from the commercial agreement amendments announced today, as well as from a prior severance and retention arrangement. He also noted DHL's disclosure today that it has increased from $2 billion to $3.9 billion its estimate of costs to complete the restructuring of its U.S. operations, and he pledged to seek full compensation from those funds for ABX Air's related costs and liabilities.

"As DHL's largest U.S. business partner, we will be working with them to assure that all claims to those resources by ABX Air and the communities in which we operate are fully addressed," Hete said.

Delay in Filing Financial Results

ATSG also announced that it is delaying the filing of its Form 10-Q for its fiscal third quarter ended September 30, 2008. The company said it will state today in a Form 12b-25 filing with the Securities and Exchange Commission that it requires additional time to assess the impact on its business of changes that DHL announced today in its U.S. package delivery network. ABX Air is DHL's principal U.S. business partner, providing air transport and sorting and logistics services to DHL that generate approximately 75% of ATSG's annual revenues.

About ATSG

ATSG is a leading provider of air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. Through five principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG also provides aircraft leasing, aircraft maintenance services, airport ground services, fuel management, specialized transportation management, and air charter brokerage services. ATSG's subsidiaries include ABX Air, Inc., Air Transport International, LLC, Capital Cargo International Airlines, Inc., Cargo Aircraft Management, Inc., and LGSTX Services, Inc.

Contact:

Air Transport Services Group, Inc.

Quint O. Turner, 937-382-5591

Chief Financial Officer

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. Air Transport Services Group, Inc.'s actual results may differ materially from the results discussed in the forward-looking statements. There are a number of important factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, further reductions in the scope of services ABX Air performs under its ACMI and Hub Services agreements with DHL and the rate at which those reductions are made, the extent to which DHL reimburses ABX Air for termination costs arising from the termination of services under the ACMI and Hub Services agreements with DHL, ATSG's success in identifying new customers to replace revenues from services terminated by DHL, the continuing availability of sufficient sources of liquidity and other factors that are contained from time to time in Air Transport Services Group's filings with the U.S. Securities and Exchange Commission, including the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on the Company's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. Air Transport Services Group undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.